Exhibit 99.1

Amprius Technologies Reports Second Quarter 2026 Financial Results and Recent Business Highlights
•Q2 2026 revenue more than doubled year-over-year to $34.0 million.
•Net loss of $5.1 million, representing a 20% year-over-year improvement, including a $1.9 million non-cash impact from the increase in fair value related to the warrant exchange. Net loss improved 50% excluding the impact of the warrant exchange.
•Increasing 2026 revenue outlook to at least $140.0 million, reiterating targets for net loss below $10.0 million, and positive non-GAAP Adjusted EBITDA of at least $4 million.
FREMONT, Calif. — August 4, 2026 – Amprius Technologies, Inc. ("Amprius" or the "Company") (NYSE: AMPX), a leader in silicon anode lithium-ion batteries, today announced financial results for the second quarter ended June 30, 2026, and discussed recent business developments.
Revenue for the second quarter of 2026 was $34.0 million, up 126% from $15.1 million in the second quarter of 2025. Net loss attributable to common stockholders of $5.1 million, includes the $1.9 million non-cash impact of the increase in fair value related to the warrant exchange (“Warrant Modification”), compared to a net loss of $6.4 million in the second quarter of 2025. Excluding the $1.9 million impact of the Warrant Modification, net loss for the second quarter of 2026 was $3.2 million. GAAP net loss per common share was $0.04, compared to net loss per share was $0.05 in the second quarter of 2025. GAAP net loss per share for the second quarter of 2026 adjusted to remove the $1.9 million Warrant Modification was $0.02.
Q2 2026 Financial Highlights
•Record revenue of $34.0 million, up 19% sequentially and 2.3x year-over-year (YoY).
•Gross profit of $9.3 million, up $8.0 million and 593% YoY.
•Delivered GAAP gross margin of 27%, improving from 20% in Q1 2026.
•Net loss attributable to common stockholders of $5.1 million, a $1.3 million improvement YoY. Net loss adjusted for the $1.9 million Warrant Modification was $3.2 million.
•Non-GAAP Adjusted EBITDA of $(1.0) million, a 53% or $1.1 million improvement YoY.

“Amprius delivered another robust quarter, with revenue growing 2.3x year over year and gross margin expanding to 27%,” said Amprius Technologies CEO Tom Stepien. “We saw healthy demand across drone and e-mobility markets. We secured the trust of several leading customers, including a $24 million order from a new European drone manufacturer, and a multi-year contract with Stark Future, which we expect to exceed $100 million. The strong results and the depth of our pipeline give us the confidence to raise our full-year 2026 outlook for the second consecutive quarter.”

Reconciliations of GAAP net loss to non-GAAP Adjusted net loss and non-GAAP Adjusted EBITDA are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Quarterly Financial Comparison
$ in millions

Metric	Q2 2026	Q2 2025	Delta	Improvement
Revenue	34.0	15.1	19.0	126%
Gross Profit	9.3	1.3	8.0	593%
% Margin	27%	9%
GAAP Net Loss	(5.1)	(6.4)	1.3	20%
% Margin	(15%)	(42%)
Non-GAAP Adjusted Net Loss	(3.2)	(6.4)	3.2	50%
% Margin	(9%)	(42%)
Non-GAAP Adjusted EBITDA	(1.0)	(2.1)	1.1	53%
% Margin	(3%)	(14%)

Business Highlights
•Established multi-year supply agreement starting in 2027 with Stark Future, a Barcelona-based manufacturer of electric motorcycles, representing a total revenue opportunity exceeding $100 million
•Awarded a $24.0 million order from a major European drone developer for SiCore cylindrical cells
•Supplied Redwire, a leading aerospace and defense technology company, with SiCore cells for the Stalker Block 30, a long-range intelligence surveillance and reconnaissance drone
•Advanced the Fremont, California pilot line expansion, partially funded by the Defense Innovation Unit, by initiating installation activities of about 40% of the production tools
•Expanded the Company's network of contract manufacturing partners in South Korea, enhancing the Company’s cell production capacity
•Adding pack partners, enhancing the Company’s ability to scale without adding direct sales headcount
Updated 2026 Financial Outlook

Amprius updates its 2026 full year outlook as follows:
•Total revenue is now expected to be at least $140 million, raised from at least $130 million
•Gross margin guidance is now expected to be at least 28%, raised from at least 25%
•Net loss is now expected to be less than $10 million, accounting for the $1.9 million non-cash fair value charge impact of the Warrant Exchange
•Net loss per share is now expected to be under $0.08, accounting for the $1.9 million non-cash fair value charge impact of the Warrant Exchange

Reiterating targets:
•Adjusted EBITDA is expected to be at least $4.0 million
•Capital expenditure is expected to be under $10.0 million

The Company's 2026 outlook assumes depreciation and amortization of $4.7 million, stock-based compensation expense of $8.3 million, interest income of $1.0 million, and weighted average shares outstanding of 136.9 million for the full year.
Amprius’ CFO Ricardo C. Rodriguez added: “This was a strong quarter for Amprius, with robust sequential growth, and gross margins on the path that we’ve been expecting. Our updated guidance reflects the increased visibility that we’re developing as we execute the first innings of this revenue ramp.”
Amprius may recognize additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2026, including those related to capacity expansion, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Forward-Looking Statements below.
Amprius has not provided a reconciliation of the 2026 outlook for non-GAAP Adjusted EBITDA in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K due to the uncertainty regarding, and the potential variability of, reconciling items such as, the amount and timing of potential non-recurring items. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures.
Conference Call and Webcast Notification
A conference call with Amprius management to discuss second quarter 2026 results and recent business developments will be held on Wednesday, August 5, 2026, at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Amprius’ financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.
Shareholders and other interested parties may call 866-424-3442 (domestic) or +1 201-689-8548 (international) and reference conference ID “13761698” to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast here and hosted at the Investor Relations section of Amprius’ website, ir.amprius.com.
Amprius uses the Investor Relations section of its website to disclose material information for the purposes of the Securities and Exchange Commission's (SEC) Regulation Fair Disclosure. Shareholders and other interested parties are encouraged to monitor this website in addition to Amprius' other public announcements and SEC filings as information posted on that page could be deemed to be material information.

Following the live event, an archived version of the webcast will be available on Amprius’ website for convenient on-demand replay. A copy of this press release is posted in the Investor Relations section on Amprius’ website.
About Amprius Technologies, Inc.
Amprius Technologies, Inc. is a leader in advanced lithium-ion battery technology, delivering high-energy and high-power silicon-anode batteries with up to twice the energy density, range, and flight time of conventional graphite-based cells. Headquartered in Fremont, California, Amprius operates an R&D lab and pilot manufacturing facility for silicon anodes and cells. To support scalable production, the Company employs a contract manufacturing strategy, enabling rapid capacity expansion with minimal capital investment. Committed to driving innovation in energy storage, Amprius powers next-generation applications in aerospace, defense, and mobility. For additional information, please visit amprius.com and the Company’s LinkedIn page.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Amprius’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the ability of Amprius to serve more customers, bring in additional revenue and expand applications, the strategic benefits of Amprius’ Fremont, California pilot line to its business, the ability of Amprius to further expand this pilot line and the benefits of such expansion to Amprius, the benefits of the existing governmental award and recent governmental policies to Amprius’ business, the capacity of Amprius’ contract manufacturing partners with respect to Amprius’ batteries, Amprius’ ability to meet customers demand with contract manufacturing capacities, the development and size of the addressable markets for Amprius’ batteries and the benefits of the expansion of such addressable markets, the potential application and performance of Amprius’ batteries, the ability of Amprius to secure additional contract manufacturers that can offer greater geographic diversification and operating flexibility, Amprius’ liquidity position, capital strategy, strategic business plans, and Amprius’ financial and business performance. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Amprius’ management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Amprius’ control. These forward-looking statements are subject to a number of risks and uncertainties, including market demands for Amprius’ batteries; the ability of Amprius to execute its business model and strategy, including the ability to expand manufacturing capacity or develop production lines that meet its requirements, deliver high performance products to customers at acceptable prices and meet their demands via the contract manufacturing arrangements; the effect of macroeconomic factors, such as tariffs, trade barriers, retaliatory actions imposed on Amprius’ partners and suppliers, including regulatory developments proposed in China, abrupt political change, geopolitics, currency fluctuations, embargoes, shortages, terrorist activity, armed conflict and public health emergencies, on Amprius’ business; third-party producers of Amprius batteries continuing to produce such batteries in the expected quantities and caliber and at the expected prices; Amprius’ customers continuing to purchase batteries from Amprius; risks related to the rollout of Amprius’ business and the timing of expected business milestones; the effects of competition on Amprius’ business; Amprius’ liquidity position and its ability to raise additional capital; the possibility that Amprius may be adversely affected by economic, business or competitive factors, including supply chain interruptions, further cost inflation and developments in alternative technologies, and may not be able to manage other risks and uncertainties; changes in governmental policies impacting Amprius’ customers and addressable markets; and changes in other domestic and foreign business, market, financial, political and legal conditions. More information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents Amprius filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or Amprius’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements.

Non-GAAP Financial Measures
To supplement our financial results presented on a basis in conformity with generally accepted accounting principles in the United States (“GAAP”), we use the non-GAAP measures: Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA margin, which excludes from our GAAP net loss, interest, taxes, depreciation and amortization, as well as other significant expenses including stock-based compensation that we believe are helpful in understanding our past financial performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of ongoing operating results or that may be infrequent and/or unusual in nature. We exclude the non-cash impact of the increase in fair value related to the warrant exchange, as the exchange of warrants for common shares is not related to our ongoing operations. We exclude the operating costs for our former facility in Colorado, as these costs were recurring in the past but with the termination of the lease in January 2026, they are no longer indicative of our ongoing operational results. We also adjust for the effect of stock-based compensation expenses noting that such expenses will recur in future periods. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance internally excluding stock-based compensation expenses.
Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies. In this press release, we provided reconciliations of non-GAAP net loss and non-GAAP Adjusted EBITDA to GAAP net loss, the most directly comparable GAAP financial measure.
Investors
Tom Colton, Greg Bradbury
Gateway Group, Inc.
949-574-3860
IR@amprius.com

Media
Zach Kadletz, Brenlyn Motlagh
Gateway Group, Inc.
949-574-3860
Amprius@Gateway-grp.com

AMPRIUS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and par value data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$74,517	$90,465
Accounts receivable, net	40,650	23,737
Inventories	11,510	6,735
Prepaid expenses and other current assets	4,907	5,500
Total current assets	131,584	126,437
Non-current assets:
Property, plant and equipment, net	11,710	9,680
Operating lease right-of-use assets, net	5,826	19,518
Other assets	63	1,256
Total assets	$149,183	$156,891
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,760	$6,700
Accrued and other current liabilities	4,259	3,666
Deferred grant	2,738	2,738
Deferred revenue	413	100
Operating lease liabilities	1,181	4,665
Total current liabilities	18,351	17,869
Non-current liabilities:
Operating lease liabilities	5,196	35,207
Total liabilities	23,547	53,076
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; 950,000,000 shares authorized; 146,080,618 and 134,536,592 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	14	13
Additional paid-in capital	352,157	322,156
Accumulated other comprehensive income	23	4
Accumulated deficit	(226,558)	(218,358)
Total stockholders’ equity	125,636	103,815
Total liabilities and stockholders’ equity	$149,183	$156,891

AMPRIUS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$34,032	$15,067	$62,568	$26,351
Cost of revenue	24,752	13,727	47,548	27,372
Gross profit (loss)	9,280	1,340	15,020	(1,021)
Gross margin	27%	9%	24%	(4)%
Operating expenses:
Research and development	4,099	2,162	7,898	4,165
Selling, general and administrative	9,479	5,991	18,107	11,298
Total operating expenses	13,578	8,153	26,005	15,463
Loss from operations	(4,298)	(6,813)	(10,985)	(16,484)
Other income, net	1,144	443	2,785	743
Net loss	(3,154)	(6,370)	(8,200)	(15,741)
Increase in net loss due to warrant modification	(1,921)	—	(1,921)	—
Net loss attributable to common stockholders	$(5,075)	$(6,370)	$(10,121)	$(15,741)
Weighted-average common shares outstanding:
Basic and diluted	143,469,187	121,783,506	140,226,126	119,854,678
Net loss per share of common stock:
Basic and diluted	$(0.04)	$(0.05)	$(0.07)	$(0.13)

AMPRIUS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,200)	$(15,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,599	3,728
Depreciation and amortization	1,512	1,961
Loss on termination of lease	166	—
Write-down of property, plant and equipment	77	—
Non-cash operating lease expense	928	2,571
Gain on disposal of property, plant and equipment	(355)	—
Other non-cash items	(22)	818
Changes in operating assets and liabilities:
Accounts receivable, net	(16,843)	(6,005)
Inventories	(4,774)	2,240
Prepaid expenses and other current assets	594	(911)
Other assets	(11)	20
Accounts payable	2,501	(3,809)
Accrued and other current liabilities	288	(758)
Deferred revenue	312	(798)
Operating lease liabilities	(20,898)	(1,707)
Net cash used in operating activities	(40,126)	(18,391)
Cash flows from investing activities:
Purchase of property, plant and equipment	(2,799)	(1,629)
Proceeds from the disposal of property, plant and equipment	355	—
Net cash used in investing activities	(2,444)	(1,629)
Cash flows from financing activities:
Proceeds from issuance of common stock in connection with the At Market Issuance Sales Agreement, net	—	18,195
Proceeds from exercise of warrants	14,182	—
Proceeds from exercise of stock options	11,221	1,066
Net cash provided by financing activities	25,403	19,261
Net decrease in cash, cash equivalents and restricted cash equivalents	(17,167)	(759)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalents	19	(7)
Cash, cash equivalents and restricted cash equivalents, beginning of period	91,921	56,411
Cash, cash equivalents and restricted cash equivalents, end of period	$74,773	$55,645

Reconciliation of cash, cash equivalents and restricted cash equivalents shown on the condensed consolidated balance sheets:
Cash and cash equivalents	$74,517	$54,189
Restricted cash equivalents included in prepaid expenses and other current assets	200	200
Restricted cash equivalents included in other assets	56	1,256
Total cash, cash equivalents and restricted cash equivalents	$74,773	$55,645

AMPRIUS TECHNOLOGIES, INC.
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025	Outlook FY26
Net loss attributable to common stockholders	$(5,075)	$(6,370)	$(10,121)	$(15,741)	$(10,000)
Increase in net loss due to warrant modification	1,921	—	1,921	—	1,921
Non-GAAP adjusted net loss	(3,154)	(6,370)	(8,200)	(15,741)	(8,079)
Depreciation and amortization	751	1,018	1,512	1,961	4,700
Stock-based compensation	2,541	1,906	4,599	3,728	8,300
Gain on sale of equipment, net	—	—	(278)	—	—
Brighton, Colorado lease termination and operating costs	—	1,707	1,216	3,459	—
Interest and foreign exchange	(1,144)	(389)	(1,630)	(689)	(1,000)
Adjusted EBITDA	$(1,006)	$(2,128)	$(2,781)	$(7,282)	$3,921

We define non-GAAP adjusted EBITDA as net loss attributable to common stockholders before interest, taxes, depreciation and amortization, stock-based compensation expense, the non-cash impact of the increase in fair value related to the warrant exchange and other items, which occur from time to time and which we do not believe are indicative of our core operating results.